Exhibit 1.1
Modiv Industrial, Inc.
Class C Common Stock
(par value $0.001 per share)
Amendment No. 1 to
Amended and Restated
At Market Issuance Sales Agreement
March 4, 2025

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326	A.G.P./Alliance Global Partners, LLC 590 Madison Avenue, 28th Floor New York, NY 10022
Janney Montgomery Scott LLC 1717 Arch Street Philadelphia, PA 19103	Lucid Capital Markets, LLC 570 Lexington Avenue New York, NY 10022
Colliers Securities LLC 90 South 7th Street, Suite 4300 Minneapolis, MN 55402	Huntington Securities Inc. 41 South High Street Columbus, OH 43215

Ladies and Gentlemen:
Reference is made to the Amended and Restated At Market Issuance Sales Agreement, dated November 13, 2023, by and among Modiv Industrial, Inc., a Maryland corporation (the “Company”), and Modiv Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and each of Robert W. Baird & Co. Incorporated, Truist Securities, Inc., BMO Capital Markets Corp., B. Riley Securities, Inc., Janney Montgomery Scott LLC and Colliers Securities LLC, related to the issuance and sale of the Company’s Class C common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms thereof (the “Agreement”).
The Company, the Operating Partnership, Truist Securities, Inc., Janney Montgomery Scott LLC, Colliers Securities LLC, A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. (each, an “Agent” and, collectively, the “Agents”) wish to amend the Agreement through this Amendment No. 1 to the Agreement (this “Amendment”) to (i) add A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. as agents under the Agreement, (ii) reflect the removal of Robert W. Baird & Co., BMO Capital Markets Corp. and B. Riley Securities, Inc. as agents under the Agreement and (iii) make certain other changes to the Agreement, in each case with effect on and after the date hereof (the “Effective Date”). Unless otherwise specified herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

1.Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Agent that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.
2.Amendments to the Agreement. The Company, the Operating Partnership and the Agents agree, from and after the Effective Date, that:
a.As of the date hereof, (i) each of A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. is hereby added as a party to the Agreement, (ii) each of A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. is hereby included within the defined term “Agents” for all purposes hereunder and under the Agreement and (iii) each of Robert W. Baird & Co., BMO Capital Markets Corp. and B. Riley Securities, Inc. shall not be included within the defined term “Agents” for all purposes hereunder and under the Agreement.
b.The first sentence of the first paragraph of the Agreement is hereby amended and restated in its entirety as follows:
Each of Modiv Industrial, Inc., a Maryland corporation (the “Company”), and Modiv Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with each of Truist Securities, Inc., Janney Montgomery Scott LLC, Colliers Securities LLC, A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. (each, an “Agent” and, collectively the “Agents”) on the terms set forth in this Amended and Restated At Market Issuance Sales Agreement (this “Agreement”).
c.The first sentence of Section 5 (b) of the Agreement is hereby amended and restated in its entirety as follows:
Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).
d.Section 14 of the Agreement is hereby amended and restated in its entirety as follows:
All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326 Attention: Equity Capital Markets Telephone: (404) 926-5832 Email: dl.atm.offering@truist.com	A.G.P./Alliance Global Partners, LLC 590 Madison Avenue, 28th Floor New York, NY 10022 Attention: Thomas J. Higgins, Managing Director Telephone: (212) 624-2060 Email: atm@allianceg.com
Janney Montgomery Scott LLC 1717 Arch Street Philadelphia, PA 19103 Attention: Dave Lau Telephone: (617) 557-2971 Email: dlau@janney.com	Lucid Capital Markets, LLC 570 Lexington Avenue New York, NY 10022 Attention: Jeff Caliva Telephone: 917-697-1345 Email: jcaliva@lucidcm.com

Colliers Securities LLC
90 South 7th Street, Suite 4300
Minneapolis, MN 55402
Attention: David Edwards
Telephone: (612) 317-2152
Email: David.Edwards@Colliers.com
With a copy to Keith Getter
Email: Keith.Getter@Colliers.com

Huntington Securities Inc.
41 South High Street
Columbus, OH 43287
Attention: Peter Dippolito
Telephone: (614) 480-1377
Email: peter.dippolito@huntington.com,
with copy to equitycapitalmarkets@huntington.com

with a copy to:
Hogan Lovells US LLP
555 13th Street, NW
Washington, DC 20004
Attention:    Andrew S. Zahn
Telephone:    (202) 637-3658
Email:    andrew.zahn@hoganlovells.com

and if to the Company, shall be delivered to:
Modiv Industrial, Inc.
2195 South Downing Street
Denver, Colorado 80210
Attention:    John Raney
Telephone:    (949) 742-4855
Email:    jraney@modiv.com

with a copy to:
Morrison & Foerster LLP
2100 L Street, NW, Suite 900
Washington, DC 20037
Attention:    Andrew P. Campbell
Telephone:    (202) 887-1584
Email:    andycampbell@mofo.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.
e.The list of Notice Parties on Schedule 3 to the Agreement is hereby replaced by the list of Notice Parties on Schedule 1 hereto.
3.Obligations Binding upon New Parties to the Agreement. A.G.P. Alliance Global Partners, LLC, Lucid Capital Markets, LLC and Huntington Securities Inc. shall be considered Agents under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if they were a party to the Agreement in such capacities from and after the date hereof.
4.No Other Amendments; References to Agreements. This Amendment and the Agreement as amended hereby contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Placement Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definition of “Agent” contained in the Agreement.
5.GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.
6.CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH

PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
7.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.
8.Effect of Headings. The section and Schedule headings herein are for convenience only and shall not affect the construction hereof.
9.Successors and Assigns This Amendment shall be binding upon each party hereto and their successors and assigns and any successor or assign of any substantial portion of the party’s respective businesses and/or assets.

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If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and the Agents.

    Very truly yours,

    MODIV INDUSTRIAL, INC.

    By:    /s/ Raymond J. Pacini
    Name:    Raymond J. Pacini
    Title:    Chief Financial Officer

    MODIV OPERATING PARTNERSHIP, LP

    By:    /s/ Raymond J. Pacini
    Name:    Raymond J. Pacini
    Title:    Chief Financial Officer

[Signature Page to Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

TRUIST SECURITIES, INC.

By:    /s/ Geoffrey Fennel
Name:    Geoffrey Fennel
Title:    Director

JANNEY MONTGOMERY SCOTT LLC

By:    /s/ David Lau
Name:    David Lau
Title:    Managing Director, Head of Equities

COLLIERS SECURITIES LLC

By:    /s/ David Edwards
Name:    David Edwards
Title:    Managing Director

A.G.P./ALLIANCE GLOBAL PARTNERS, LLC

By:    /s/ Thomas J. Higgins
Name:    Thomas J. Higgins
Title:    Managing Director

LUCID CAPITAL MARKETS, LLC

By:    /s/ Jeffrey Caliva
Name:    Jeffrey Caliva
Title:    Managing Director

HUNTINGTON SECURITIES INC.

By:    /s/ Peter Dippolito
Name:    Peter Dippolito
Title:    Senior Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated At Market Issuance Sales Agreement]

SCHEDULE 1

Notice Parties

[On file with Company]